Exhibit 99.1

Quarter ended June 3 0 , 2025 Results Lafayette Square USA, Inc.

2 Important Information [1] Forward - looking statements can be identiﬁed by the use of forward - looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. This presentation is for informational purposes only and includes proprietary information of Lafayette Square Holding Company, LLC and its aﬃliates (collectively herein "Lafayette Square") . This document may not be copied, reproduced or disclosed (in whole or in part) to anyone without Lafayette Square's express written permission . This presentation does not constitute an offer to sell or the solicitation of an offer to purchase any securities of any fund managed by Lafayette Square . Any such offer or solicitation may be made only by means of the delivery of a conﬁdential private placement memorandum for Lafayette Square USA, Inc . (the "BDC"), which is managed by LS BDC Adviser, LLC ("LS Adviser") . This presentation should not be used as the sole basis for making a decision as to whether or not to invest in any fund or account managed by Lafayette Square . In making an investment decision, an investor must rely on their own examination of any such fund and the terms of the offering relating thereto . Contents of this presentation should not be construed as legal, tax, investment or other advice, or a recommendation to purchase or sell any particular security . There is no assurance that the BDC will achieve its investment objectives . An investor could lose all or substantially all of his, her or its investment . Statements included herein may constitute "forward - looking statements" 1 , which may relate to future events or our future performance or ﬁnancial condition of Lafayette Square . These statements are not guarantees of future results or ﬁnancial condition and involve a number of risks and uncertainties, including statements as to : our future operating results ; our business prospects and the prospects of our portfolio companies ; the effect of investments that we expect to make and the competition for those investments ; our contractual arrangements and relationships with third parties ; actual and potential conﬂicts of interest with LS Adviser, our investment adviser, and other aﬃliates of the BDC ; the dependence of our future success on the general economy and its effect on the industries in which we invest ; the ability of our portfolio companies to achieve their objectives ; the use of borrowed money to ﬁnance a portion of our investments ; the adequacy of our ﬁnancing sources and working capital ; and the timing of cash ﬂows, if any, from the operations of our portfolio companies . Due to various risks and uncertainties, actual events or results or actual performance results may differ materially from those reﬂected or contemplated in such forward - looking statements . As a result, you should not place undue reliance on such forward - looking statements . Other factors that could cause actual results to differ materially including : changes in the economy ; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters ; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the ﬁnancial and capital markets, including future changes in laws or regulations and conditions in our operating areas ; the ability of LS Adviser to locate suitable investments for us and to monitor and administer our investments ; the ability of LS Adviser or its aﬃliates to attract and retain highly talented professionals ; our ability to qualify and maintain our qualiﬁcation as a regulated investment company and as a business development company ; general price and volume ﬂuctuations in the stock market ; the impact on our business of the Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof ; and the effect of changes to tax legislation and our tax position . Additional factors may be included from time to time in the ﬁlings of Lafayette Square with the Securities and Exchange Commission, including annual reports on Form 10 - K, quarterly reports on Form 10 - Q and current reports on Form 8 - K . Additionally, certain statements reﬂect estimates, predictions or opinions of Lafayette Square, which may change . There is no guarantee that these estimates, predictions or opinions will be realized . The information included in this presentation is based on information reasonably available to Lafayette Square as of the date hereof and does not purport to be complete . Lafayette Square does not undertake any duty to update the information set forth in this presentation, whether as a result of new information, future events or otherwise . Furthermore, the information included in this presentation has been obtained from sources that Lafayette Square believes to be reliable . However, these sources cannot be guaranteed as to their accuracy or completeness . No representation, warranty or undertaking, express or implied, is given as to the accuracy or completeness of the information contained herein by Lafayette Square, and no liability is accepted for the accuracy or completeness of any such information . In evaluation of prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that similar results will be achieve in the future . Lafayette Square seeks to improve the retention, well - being, and productivity of employees by connecting portfolio companies with third - party service providers that deliver workplace beneﬁts and/or advisory support ("Third - Party Solution Providers") through Lafayette Square’s aﬃliated Worker Solutions, LLC (“Worker Solutions®”) platform . Lafayette Square’s enhanced managerial assistance platform provided through access to our aﬃliated Worker Solutions® platform .

Highlights 3

4 Impact = Services + Capital Note: Please refer to Slide 2 5 and 2 6 for accompanying I mportant I nformation regarding additional disclosures and sources. Past performance is not indicative of future results. Emergency Savings 11 Portfolio Co. Weight. Avg . EBITDA Distribution Rate 16 Distributions Declared (since inception) In centives for Portfolio Co. for WS Adoption 17 Weighted Avg. Yield 18 Debt Prevented for Workers Through Zero - Interest Loans 12 HR Policy Changes to Expand Beneﬁts Access & Participation 13 Workers Building Credit Scores 14 1:1 Financial Coaching Sessions 15 Worker Solution s ® Adoption (L.S. as lead agent) Total Jobs Supported Employee Turnover Healthcare Beneﬁts Participatio n Retirement Beneﬁts Participation PROBLEM Working - Class 1 people and places are overlooked by capital markets. Workers are struggling when it comes to job stability, compensation and beneﬁts . C apital investments are not ﬂowing to many middle market companies in Working - Class places. SOLUTION In line with the BDC’s investment objectives, Lafayette Square’s performance seeks to produce tangible outcomes (measured by Potomac X Lafayette Square ) by combining enhanced managerial assistance for portfolio companies (via Worker Solutions ® ) with investments and conservative underwriting (through the BDC ) in Working - Class communities. 44% Avg . annual national turnover for private companies 2 65% Workers living paycheck to paycheck 3 73% Of lower wage workers do not participate in retirement beneﬁts 4 7,000 BDC portfolio companies, representing just 4 % of the addressable middle market 5 81 % overlap in BDC portfolio holdings 6 (i.e., correlation): 4 in 5 BDC portfolio companies headquartered in high - income areas 5 +3.2% +8.3% - 3.7% 54.3% 30,638 47% Progress Towards Goal 2030 9 as of June 30 , 2025 Avg. Portfolio Co. Change since Initial Investment 8 as of June 30 , 2025 Cumulative Managerial Assistance Inputs as of June 30, 2025 Cumulative Capital Inputs as of June 30 , 2025 The Lafayette Square Effect 7 Worker Solution s ® Inputs 10 BDC Inputs $209,137 $119,631 14 45 52 $8 6 8M 45 Portfolio Companies ( 45 as of August 1, 2025) $ 20.5M 9. 4% $ 54 . 6 M $237,671 11.1% Total Assets Share of Portfolio Supporting Working - Class Communities (L.S. as lead agent)

June, 24 Sep, 24 Dec, 24 Mar, 25 June, 25 3.0% 2.0% 1.0% 0.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 8.9% 8.9% 4.6% 11.4% 5.4% 11.8% 12.4% 6.6% 8.1% 7.2% 4.3% 6.1% 4.3% 4.3% 6.1% 6.1% 9.4% 11.1% 11.1% 9.5% Note: Past performance is not indicative of future results. - Weighted Average Yield at amortized cost and fair value of the portfolio d oes not represent the total return to stockholders. - SOFR data source: https:// www.cmegroup.com/market - data/cme - group - benchmark - administration/term - sofr.htm l - Weighted Average Cost of Debt is calculated as (a) the actual amount of interest expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Economic Analysis of Interest Rates 5

Note: Figures are based on latest portfolio company financial statements available to the Company at period end . Past performance is not indicative of future results. [1] Weighted Average Duration of Portfolio represents the time to reach maturity. [2] A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1 - 5. Shown as percentage based on deal count. Watch listed investments as of June 30, 2025 had a total cost and fair value of $41.9 million and $40.1 million, respectively . [3] Based on GICS industry codes. [4] 160 Driving Academy also known as Rock Gate Capital, LLC. 6 Portfolio Composition as of June 30, 2025 45 Portfolio Companies $732.2M Fair Value $16.3M Avg FMV/PortCo 92.8% First Lien Loans 90.5% Floating Rate Loans $20.5M Average EBITDA (Portfolio Weighted Average) 3.8x Net Leverage (Portfolio Weighted Average) 2.5x Interest Coverage (Portfolio Weighted Average) 50.0% LTV (Portfolio Weighted Average) 6.7% Floating Spread (Portfolio Weighted Average) Weighted Average Duration (years) [1] Weighted Average # of Covenants Watch Listed Rate [2] Non - Accrual Rate FMV/Par M&S Acquisition Corporation 160 Driving Academy [4] Best Friends Pet Care Holdings Inc Dance One Holdings LLC Tyler Distribution Centers LLC Direct Digital Holdings LLC Rotolo Consultants Inc Core Capital Partners II - S LP Flatworld Intermediate Corporation Xpect Solutions LLC $29.8M (4.1%) $30.5M (4.2%) $29.9M (4.1%) $31.2M (4.3%) $32.4M (4.4%) $32.3M (4.4%) $33.8M (4.6%) $40.1M (5.5%) $40.1M (5.5%) $43.4M (5.9%) Top 10 Portfolio Exposures (at fair value) Commercial Services & Supplies Professional Services Specialized Consumer Services Transportation and Infrastructure Road & Rail IT Services Interactive Media & Services Media Diversiﬁed Financial Services Business Support Services $67.9M ( 9. 4%) $62.4M ( 8.5%) $55.1M ( 7.5%) $46.1M ( 6.3%) $40.1M ( 5.5%) $34.4M ( 4.7%) $33.8M ( 4.6%) $32.3M ( 4.4%) $30.5M ( 4.2%) $29.9M ( 4.1%) Top 10 Industry Exposures [3] 3.3 2.3 2.2% 0.0% 99.6% Weighted average calculation is based on the fair value of portfolio company investments. Net leverage and LTV statistics include debt that is both senior and pari - passu to the tranche of debt owned by each investment vehicle. Northeast $9.9M Empire $206.9M Mid - Atlantic $123.2M Southeast $26.8M Gulf Coast $128.1M Great Lakes $76.7M Four Corners $6.1M Far West $136.9M Cascade $17.7M © Mapbox © OSM Portfolio by Region # of Portcos FMV Portfolio Build - Up Timeline 45 42 34 29 26 22 19 12 11 9 5 2 2 2 $732.2M $668.7M $557.1M $461.2M $422.4M $331.4M $273.6M $170.3M $132.7M $113.4M $84.0M $48.1M $40.8M $40.6M 2025 Q2 2025 Q1 2024 Q4 2024 Q3 2024 Q2 2024 Q1 2023 Q4 2023 Q3 2023 Q2 2023 Q1 2022 Q4 2022 Q3 2022 Q2 2022 Q1

Date Declared RecordDate Payment Date Amount Per Share Frequency Total Amount (in 000s) TotalShares 4/21/2023 4/21/2023 5/15/2023 $0.15 Quarterly $1,292 30,168 8,615,541 6/23/2023 6/23/2023 8/14/2023 $0.15 Quarterly $1,297 29,859 8,645,710 9/29/2023 9/29/2023 11/13/2023 $0.20 Quarterly $2,614 53,904 13,068,112 12/13/2023 12/12/2023 1/4/2024 $0.30 Quarterly $3,937 81,573 13,122,016 3/26/2024 3/22/2024 5/6/2024 $0.30 Quarterly $6,475 140,901 21,584,341 6/28/2024 6/25/2024 8/6/2024 $0.30 Quarterly $6,738 147,220 22,458,336 9/24/2024 9/24/2024 11/4/2024 $0.33 Quarterly $7,460 164,271 23,797,438 12/26/2024 12/26/2024 1/6/2025 $0.33 Quarterly $7,853 182,443 23,979,881 3/25/2025 3/25/2025 5/6/2025 $0.35 Quarterly $8,393 197,026 24,293,039 6/27/2025 6/27/2025 8/1/2025 $0.35 Quarterly $8,503 201,753 24,494,793 Distributions Data [1] June, 24 Sep, 24 Dec, 24 Mar, 25 June, 25 $0 $2,000 $4,000 $6,000 $8,000 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $6,738 $7,460 $7,853 $8,393 $8,503 Past performance is not indicative of future results. [1] Subject to the discretion of and as determined by the Board of Directors, the BDC will authorize and declare ordinary cash distributions on a quarterly basis, based upon the earnings estimated by management. Net realized capital gains, if any, are distributed to shareholders at least annually, although the BDC can retain such capital gains for investment in its discretion. Common Stock and Distribution Information 7 8.1% 8.9% 8.9% 9.5% 9.4% TotalDRIPShares

BDC Liquidity as of June 30, 2025 [1] As of June 30, 2025, the BDC has received $476.2 million in signed subscription documents. However, due to investor conce ntr ation limits agreed to with certain investors, we have only accepted approximately $410.7 million as of June 30, 2025. [2] Reﬂects current ﬁnancing arrangements, including $275 million commitment from the ING Credit Facility. As of June 30, 202 5, the SBIC and SSBIC can borrow up to $175 million and $55 million, respectively in SBA commitments in accordance to their regu lat ory capital. [3] As of June 30, 2025, the available liquidity would be $175.8 million if the company had fully drawn unused capital commit men ts made by investors under the ING Credit Facility. 8 $410.7M Closed Commitments Equity [1] $344.6M Called Commitments $66.1M Uncalled Commitments Lafayette Square USA, Inc. has $205.9 million of available liquidity including cash & cash equivalents and ﬁnancing facilities. $505.0M Committed Debt [2] $484.5M Drawn $20.5M Undrawn $915.7M Committed Overall $829.1M Drawn $86.6M Undrawn $119.3M Cash & Cash Equivalents $205.9M Available Liquidity [3]

9 Enhanced Managerial Assistance Results

Enhanced Managerial Assistance Lafayette Square's enhanced managerial assistance platform is designed to connect portfolio companies with enhanced beneﬁts to improve recruitment, retention, and productivity through access to our aﬃliated Worker Solutions ® platform. We support portfolio companies through: • Incentives , including provider discounts negotiated on behalf of portfolio companies • Analytics on human capital trends and beneﬁts utilization • Services for employers through vetted T hird - P arty S olution P roviders • Consultation for portfolio company management teams and HR leaders 10

Trends in Working-Class Targeted Investments

- **51.9%** of our portfolio (and **54.3%** of the transactions where we were lead agent) were invested in borrowers who were either located in Working-Class Areas or were Substantial Employers of Working-Class people.

- **14,543** Working-Class people employed out of a total of **30,638** employees.

- **54%** of lead agent transactions were invested in borrowers who are either located in Working-Class communities or are substantial employers of Working-Class people.

1958 Small Business Investment Act

Goal2030[9]: increase employment opportunities (by helping businesses create and/or retain 100,000 Working-Class jobs, and 150,000 jobs overall)



30K
20K
10K
0K
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25
Q2 25

Total Jobs [19]
30,638
▲13,271 (76%) YoY

Total Working-Class Jobs
14,543
▲7,541 (108%) YoY

Median In-Portfolio Worker Income [20]
LMI: $50K
▲$7K (17%) YoY

1977 Community Reinvestment Act

Goal2030: invest at least 50% of our portfolio in borrowers who are either located in Working-Class communities or are substantial employers of Working-Class people

Working-Class Areas or Substantial Employer



Lead Agent Transactions
All Transactions
54.3%
51.9%
50% Target
50% Target

[9, 19, 20] Please refer to Slide 25 and 26 for footnote references in the tables and charts above.

11

Expanding the Footprint of Worker Solutions®

- Workers Served has **increased** to **3,347** versus **2,410** in Q2 2024.
- A total of **eight** Third-Party Solution Providers and **fourteen** HR policy changes have been deployed across the portfolio.
- Workers Solutions® has provided enhanced managerial assistance to companies and projects affiliated with our portfolio companies. This includes providing credit building services to one residential property where 673 tenants have enrolled in credit building services out of a total of 679 residents (99.1% uptake).

1980 Small Business Investment Incentive Act

Goal2030: 50% borrowers adopting Third-Party Solution Providers or HR policy changes

Borrower Adoption Rate

(since inception of the Company)

Lead Agent Transactions



47%
50% Target

All Transactions



31%
50% Target

Workers w Access to Services	Total Workers Served
6,347	**3,347**
▲ *1,816 (40%) YoY*	▲ *937 (39%) YoY*

	Employee Turnover	Health Care Participation	Retirement Plan Participation
Q2 2025	Employee Turnover [21]: 10.6% (*National Average 10.7%*)	Health Care Participation [22]: 39.5% (*National Average 45%*)	Retirement Plan Participation [23]: 40.0% (*National Average 53%*)
Q2 2024	10.0% (*National Average 11%*)	42.0% (*National Average 46%*)	51.0% (*National Average 53%*)

[21 – 23] Please refer to Slide 26 for footnote references in the tables and charts above.

12

Worker Solutions® Dashboard

Employee Work Locations of Lafayette Square Portfolio Companies


WA
MT
ND
MN
OR
ID
SD
WI
WY
MI
NE
IA
NY
VT
NH
ME
MA
NV
UT
CO
IL
IN
OH
PA
KS
MO
KY
WV
NJ
MD
DE
VA
CA
OK
AR
TN
NC
AZ
NM
SC
MS
AL
GA
TX
LA
FL

- LMI Census Tract
- Non-LMI Census Tract

- ☆ Portco Headquarters
- Rotolo Consultants, Inc.
- Synergi, LLC
- Dartpoints Operating Company, LLC
- Medical Specialists of the Palm Beaches, Inc.
- Ironhorse Purchaser, LLC
- Break the Floor Productions, LLC
- M&S Acquisition Corp
- Best Friends Pet Care Holdings, Inc.
- El Centro de Estudiantes
- Café Zupas Franchising, LLC
- GK9 Global Companies, LLC
- Zero Waste Recycling, LLC
- Direct Digital Holdings, LLC
- C Speed, LLC
- Rock Gate Capital, LLC
- Standard Real Estate Investments LP
- Xpect Solutions, LLC
- Med Learning Group, LLC

Solutions Deployed *by Portfolio Companies*

	HR Policy Changes	Impact Allies Deployed	Total
Global K9 Protection Group, LLC	3	2	5
Zero Waste Recycling, LLC	0	1	1
Break The Floor Productions LLC	3	0	3
Direct Digital Holdings, Inc.	0	2	2
Standard Real Estate Investments	0	1	1
Rotolo Consultants, Inc.	0	1	1
LC Hospitality, LLC	3	0	3
Best Friends Pet Care, Inc.	0	1	1
160 Driving Academy	0	1	1
Daida	0	2	2
Johnsoncomm LLC	2	0	2
Port Jersey Logistics	0	1	1
Synergi, LLC	0	1	1
truCurrent	3	0	3
WorkerSolutions, LLC	0	1	1
Total	14	14	28

Solution Providers Deployed

Solution Provider	Portfolio Companies
Sunny Day Fund Solutions Inc.	5
ManifestHQ, Inc	2
HoneyBee	2
Vault	1
Neighborhood Trust Financial Partners	1
medZERO, Inc.	1
Esusu Financial Inc	1
Boom Pay, Inc.	1

Information as of June 30, 2025. Our current portfolio lends to businesses across a variety of sectors, with locations in eight of our ten Target Regions. The map illustrates (to the extent we have the information from portfolio companies) the location of portfolio company headquarters and where portfolio company employees work in comparison to LMI and non-LMI census tracts.

13

Recent Developments by Place

Five new investments were made in Q2 2025, adding new locations to the BDC's geographical dispersion.

- GELDO Inc.
  - Baltimore, MD
- Genuine Food Lab LLC
  - Cambridge, MA
- Ickler Electric Corporation
  - Poway, CA
- NW1LS Co-Invest LP
  - New York, NY
- Soapy Joe's Midco OC Holdings LLC
  - Santee, CA


LMI Tract
LMI
Non LMI
NA

14

Worker Solutions® Results

Portfolio Company	Cumulative Stepdown Savings [1] (as of June 30, 2025)	Third-Party Solutions/HR Policy Changes	Adoption Date [2]	Solution Name [3]	Type	Outputs	Worker Solutions® Intended Outcomes [4]
Portfolio Company #1	$25,486 ($47,980 from all sources)	Zero-interest emergency loans	Q3 2021	HoneyBee	Third-Party	59 employees (25% uptake)	Prevented debt
Portfolio Company #2	$42,859	Education benefits	Q1 2022	Summer	Third-Party	N/A	Increased savings
							Reduced debt
		One-on-one financial coaching	Q2 2022	TrustPlus	Third-Party	7 employees (8% uptake)	Improved credit
							Increased savings
							Reduced debt
Portfolio Company #3	$35,672 ($48,583 from all sources)	Emergency savings benefits	Q3 2023	Sunny Day Fund	Third-Party	67 employees (5% uptake)	Increased savings
Portfolio Company #4	$69,175 ($128,281 from all sources)	Credit-building through rent payments	Q2 2023	Boom		45 employees (7% uptake)	Improved credit
		Emergency savings benefits	Q4 2023	Sunny Day Fund	Third-Party	69 employees (11% uptake)	Increased savings
		HR policy changes - healthcare, retirement, and other	Q1 2023	HR Policy Change (3)	HR Policy Changes	-	Increased benefits participation
Portfolio Company #5	$23,161 ($47,791 from all sources)	Zero-interest emergency loans	Q4 2023	HoneyBee	Third-Party	87 employees (6% uptake)	Prevented debt
Portfolio Company #6	$3,956	Credit-building through rent payments for residents	Q1 2024	Esusu	Third-Party	679 residents (99% uptake).	Improved credit
Portfolio Company #7	$12,580 ($15,229 from all sources)	HR policy changes - healthcare, retirement, and other	Q1 2024	HR Policy Change (3)	HR Policy Changes	-	Increased benefits participation
Portfolio Company #8	$0	Emergency saving benefits	Q4 2024	Sunny Day Fund	Third-Party	71 employees (8% uptake)	Increased savings
Portfolio Company #9	$4,566	HR policy changes - healthcare, retirement, and other	Q3 2024	HR Policy Change (3)	HR Policy Changes	-	Increased benefits participation
Portfolio Company #10	$0	Retirement savings migration and consolidation	Q4 2024	Manifest	Third-Party	N/A	Increased retirement savings
							Reduced risk of early retirement withdrawals
Portfolio Company #11	$4,454 ($5,939 from all sources)	Retirement savings migration and consolidation	Q4 2024	Manifest	Third-Party	1 employee (1% uptake)	Increased retirement savings
						N/A	Reduced risk of early retirement withdrawals
Portfolio Company #12	$5,186	HR policy changes - healthcare, retirement, and other	Q1 2025	HR Policy Change (2)	HR Policy Changes	-	Increased benefits participation
Portfolio Company #13	$7,851	HR policy changes - healthcare, retirement, and other	Q2 2024	HR Policy Change (3)	HR Policy Changes	-	Increased benefits participation
Portfolio Company #14	$2,725	Emergency savings benefits	Q2 2025	Sunny Day Fund	Third-Party	N/A	Increased savings
Portfolio Company #15	$0	Emergency savings benefit	Q2 2025	Sunny Day Fund	Third-Party	N/A	Increased savings
		Zero-interest loans for medical expenses	Q2 2025	medZERO, Inc.	Third-Party	N/A	Reduced debt
Total	**$237,671 ($361,612 from all sources)**			**28**			

15

[1] Cumulative Stepdown Savings refers to the total amount of savings a company has received. Savings amounts may differ based upon loan size, stepdown rate, number of solutions adopted and/or policies implemented, and do not account for any costs associated with services adopted and/or policies implemented.
[2] Adoption Date refers to the first time a company adopted services from Third-Party Solution Providers and/or implemented policy changes to existing workplace benefits. Companies may have adopted additional services and/or implemented policy changes at later dates.
[3] HR Policy Changes: The number in parentheses indicates the number of HR policy changes deployed by the Portfolio Company.
[4] Worker Solutions® Intended Outcomes refer to metrics reported to and/or measured by Lafayette Square.

Worker Solutions ® : Third - Party Liquidity Solution Providers Engagement Snapshot [1] Lafayette Square currently does not receive any compensation for the recommendation to use Third - Party Solution Providers . However, we may offer portfolio companies a small stepdown on ﬁnancing costs if they engage a Third - Party Solution Provider and/or adopt certain other designations (such as B - Corporation status) or human capital advice, and in some cases, will negotiate discounts for them on the services provided by Third - Party Solution Providers . [ 1 ] Data as of June 30 , 2025 , provided by Third - Party Solution Providers and not part of the data Lafayette Square receives directly from its portfolio companies . This data reﬂects cumulative, all - time results from Third - Party Solution Providers for Lafayette Square portfolio companies through March 31 , 2025 . [ 2 ] Savings relative to high - cost lending products calculated by using the average payday loan APR (~ 400% ), average portfolio company worker loan amount of $ 215 , and an assumed 5 - mouth repayment period (the average time it takes to repay payday loans . ) Cumulative savings through Third - Party Solution Provider Sunny Day Fund for 195 workers across three portfolio companies . https : //www . incharge . org/debt - relief/how - payday - loans - work/ 16 Emergency Savings: $209,137 in emergency savings for portfolio company workers to address unexpected expenses and protect their retirement savings as of June 30 , 2025. - $549 is the average savings balance per employee - $95 is the average contribution to emergency savings per paycheck among employees Zero Interest Loans: $67,588 in zero - interest loans to portfolio company workers to manage their cash ﬂow and avoid taking on high - interest debt as of June 30, 2025. - $215 is the average loan amount. - Estimated $119,631 in debt prevented by providing workers with an alternative to high - cost lending products. [2] The top three purposes cited by portfolio company workers for using no - cost assistance were: - Emergency cash - Car r epairs - Other expenses

17 Financial Results

All data is as of June 30 , 2025. Past performance is not indicative of future results. Detailed Performance data as well as additional Portfolio & Balance Sheet data is available herein. [1] The per share data was derived by using the weighted average shares of common stock outstanding during the period. [2] On June 27, 2025, the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $0.28 per share and a supplemental distribution in the amount of $0.07 per share. In the aggregate, the regular distribution and supplemental distribution represents an annualized distribution rate of approximately 9.4%. Q 2 2025 Highlights 18 Funding Update Portfolio Update • Announcement of upsizing of existing Revolving Credit Facility with ING Capital, LLC from $250 million to $275 million in the quarter ended June 30, 2025, and upsizing the accordion feature of the Facility to $300 million in April 2025. • On July 2, 2025, DBRS, Inc. (Morningstar DBRS) assigned a Long - Term Issuer Rating and a Long - Term Senior Debt credit rating to L afayette Square USA, Inc. of BBB (low) with a Stable trend. Funding Update • Net Investment income per common share of $0.38 [1] • Earnings per share of $0.38 [1] • Net Asset Value per share of $14.95 • Total declared distributions of $0.35 per share for the quarter ended June 30 , 2025, representing an implied forward yield of 9.4% Performance Update • Quarter over Quarter total assets growth of $39.8 million in fair value for the quarter ended June 30, 2025 • 90% of the investments in our portfolio at Fair Value have an Internal Performance Rating [2] of 2, with the remainder with an Internal Performance Rating of 3 and 4 Portfolio Update • Total available liquidity of $205.9 million Balance Sheet Update

Quarter Ended June 2025 Mar. 2025 Dec. 2024 Sep. 2024 June 2024 $0.38 $0.36 $0.36 $0.33 $0.31 Net investment income ( l oss) per share [1] Net Realized/Unrealized Gain (Loss) Per Share $0.00 $0.10 $0.03 $(0.13) $(0.02) Net realized/unrealized gain (loss) per share Earnings Per Share $0.38 $0.46 $0.39 $0.20 $0.29 Earnings ( l oss) p er c ommon s hare $(0.35) $(0.35) $(0.33) $(0.33) $(0.30) Dividends declared per share [2] $ - $ - $(0.01) $ - $(0.01) Net c hanges from capital share activity $14.95 $14.92 $14.81 $14.76 $14.89 Net Asset Value Per Share Past performance is not indicative of future results. [1] N et Investment Income per share data was derived by using the weighted average shares outstanding during the period. [2] Distributions declared per share data reﬂects the actual amount of distributions declared during the period. Quarterly Financial Results 19

Note: Past performance is not indicative of future results. - The Per Share data was derived by using the weighted average shares of common stock outstanding during the period. - Please see the BDC’s August 2025 Form 10 - Q ﬁling for more detailed information relating to investment income. NAV Per Share Bridge over Previous Quarter 20 PREVIOUS_NAV_VALUE Net Investment Income Distributions Declared CURRENT_NAV_VALUE $14.2 $14.0 $14.4 $14.6 $14.8 $15.0 $15.2 $15.4 $(0.35) $14.95 $0.38 $14.92 NAV June 30, 2025 NAV March 31 , 2025

Past performance is not indicative of future results. [1] Investment Fundings includes the impact of new fundings under new and existing commitments. [2] Exit and sales at par outstanding amounts. [3] Includes fundings and paydowns under existing commitments. [4] Comprised of subordinated debt and second lien loans. [5] Based on the contractual interest rate at the time of funding. [6] Based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR and Prime. For v ari able rate loans that have a SOFR and Prime Rate Option, the SOFR spread was used in the calculation. For variable rate loans tha t only have a Prime rate option, the Prime spread was used. Portfolio Highlights - New Originations 21 Jan, 9999 Quarter Ended Totals Since Inception June 2025 Mar. 2025 Dec. 2024 Sep. 2024 June 2024 Portfolio Funds (Dollars in 000s) $1,030,172 $78,015 $227,572 $138,300 $17,859 $119,500 New Investment Commitments $865,500 $96,603 $187,415 $11 2 , 015 $43,687 $91,787 Investment Fundings [1] ($138,446) ($33,713) ($77,825) ($16,803) $ - $ - Exit and Sales of investments [2] $10,739 $326 $278 ($69) ($1,702) ($146) Utilizations [3] Asset Mix of New Investments 94.53% 85.80% 89.60% 94.90% 94.30% 98.30% Senior Secured 0.18% - - - - - Junior Debt [4] 5.29% 14.20% 10.40% 5.10% 5.70% 1.70% Equity a nd Other Investments Portfolio Rotation - Debt Investments 11.06% 1 1 . 00% 10. 20% 10. 50% 10. 30% 11.60% Wt. Avg. Rate On New Investments [5] S+6.64% S+7.21% S+6.42% S+6.45% S+6.09% S+6.12% Wt. Avg. Spread Over t he Applicable Base Rate o f New Floating Rate Investments [6]

Quarterly Statements of Assets and Liabilities

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	June 2024	**Sep. 2024**	**Dec. 2024**	**Mar. 2025**	**June 2025**
Assets					
Investments at fair value	$422,365	$461,154	$557,087	$668,725	$732,215
Cash and cash equivalents	$99,352	$216,880	$202,452	$146,568	$119,319
Deferred financing costs	$3,892	$7,234	$8,575	$8,810	$9,592
Interest receivables	$1,824	$1,797	$1,848	$2,812	$3,653
Other assets	$1,237	$1,214	$329	$665	$2,327
Due from affiliate	$ -	$130	$260	$189	$438
Total Assets	$528,670	$688,409	$770,551	$827,769	$867,544
Liabilities					
Secured borrowings	$75,000	$147,000	$208,232	$249,482	$254,482
SBA-guaranteed debentures	$82,500	$165,005	$192,505	$202,500	$230,000
Distributions payable	$6,738	$7,460	$7,853	$8,393	$8,503
Interest and financing payable	$1,287	$789	$3,044	$1,299	$4,686
Incentive fee payable	$1,213	$1,312	$1,578	$1,514	$1,620
Management fee payable	$872	$1,147	$1,375	$1,478	$1,585
Deferred revenue payable	$5,411	$4,404	$2,517	$1,336	$1,505
Accounts payable and accrued expenses	$894	$1,105	$649	$941	$760
Due to affiliate	$29	$97	$221	$453	$744
Income tax payable	$ -	$156	$171	$800	$564
Reverse repurchase agreement	$20,355	$10,996	$ -	$ -	$ -
Total Liabilities	$194,299	$339,471	$418,145	$468,196	$504,449
Total Net Assets	$334,371	$348,938	$352,406	$359,573	$363,095
Total Liabilities and Net Assets	$528,670	$688,409	$770,551	$827,769	$867,544
Net Asset Value per Share	$14.89	$14.76	$14.81	$14.92	$14.95
Asset coverage ratio	288.0%	323.5%	269.2%	244.1%	242.7%
Number of shares of common stock outstanding	22,458,336	23,633,167	23,797,438	24,096,013	24,293,039

Note: Please see the BDC's August 1, 2025 Form 10-Q filing for more information regarding Assets and Liabilities.

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Quarterly Operating Results[1]

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	June 2024	**Sep. 2024**	**Dec. 2024**	**Mar. 2025**	**June 2025**
Investment Income					
Interest income	$12,350	$14,331	$17,866	$18,588	$20,878
Dividend and fee income	$340	$233	$349	$727	$359
Total Investment Income	$12,690	$14,564	$18,215	$19,315	$21,237
Expenses					
Interest and financing expenses	$1,625	$2,714	$4,994	$6,015	$7,254
Incentive fee – net investment income	$1,213	$1,312	$1,578	$1,514	$1,620
Management fee	$872	$1,147	$1,375	$1,478	$1,585
General and administrative expenses	$841	$410	$382	$250	$590
Administrative services fee	$500	$500	$542	$450	$450
Legal & Professional fees	$678	$715	$438	$309	$350
Directors' fees	$80	$80	$108	$80	$80
Organizational costs	$ -	$ -	$46	$ -	$75
Income tax expense	$ -	$236	$135	$629	$41
Total Expenses	$5,809	$7,114	$9,598	$10,725	$12,045
Net Investment Income after Tax	$6,881	$7,450	$8,617	$8,590	$9,192
Net Gain (loss) on Investments					
Net realized gain (loss) on investments	$ -	$ -	$98	$58	$24
Net unrealized appreciation (depreciation) on investments	($400)	($2,847)	$172	$2,499	($111)
Net gain (loss) on investments	($400)	($2,847)	$270	$2,557	($87)
Net Increase (Decrease) in Net Assets Resulting from Operations	$6,481	$4,603	$8,887	$11,147	$9,105
Per Share Data [2]					
Net Investment Income Per Share	$0.31	$0.33	$0.36	$0.36	$0.38
Earnings (loss) Per Share	$0.29	$0.20	$0.39	$0.46	$0.38
Distributions declared and paid	$6,737,500	$7,459,833	$7,853,154	$8,392,958	$8,502,564
Weighted average shares of common stock outstanding	22,178,576	22,614,966	22,531,521	23,977,487	24,217,260

Past performance is not indicative of future results.
[1] Presentation of the table is provided to either expand or combine income and expense items as related to the quarterly Form 10-Q and Form 10-K filings for the respective periods ending.
[2] Per Share Data calculated based on the daily weighted average shares outstanding during the period presented.

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Investment Activity

Quarter Ended June 30, 2025 (Dollars in 000s)

Portfolio Company	Investment Type	Issuer Deal Type	Commitment	Par Amount Funded at Close	Base Rate Spread	All-in-rate
GELDO Inc.	Equity	New	$3,000	$3,000	N/A	N/A
Genuine Food Lab LLC	1st lien senior secured term loan	New	$10,000	$10,000	8.25%	12.55%
	1st lien senior secured DDTL	New	$5,000	166,108	8.25%	12.55%
Ickler Electric Corporation	1st lien senior secured term loan	New	$23,500	$23,500	6.50%	10.80%
	Equity	New	$1,500	$1,500	12.00%	12.00%
NW1LS CO-INVEST LP	Equity	New	$10,000	$9,253	N/A	N/A
Soapy Joe's Midco OC Holdings LLC	1st lien senior secured term loan	New	$15,000	$15,000	6.60%	10.93%
	1st lien senior secured DDTL	New	$5,000	166,108	6.60%	10.93%
Capital City LLC	1st lien senior secured DDTL	Existing	$15	$15	8.00%	12.30%
Trilon Group LLC	1st lien senior secured revolver	Existing	N/A	$409	4.75%	9.05%
CA Muni Envr Impr Rev Bonds (National Carbon Tech)	Bonds	Existing	N/A	$9,000	12.25%	12.25%
CENTRALBDC ENTERPRISES, LLC,	1st lien senior secured revolver	Existing	N/A	$168	5.25%	9.55%
Core Capital Partners II-S LP	1st lien senior secured revolver	Existing	N/A	$883	7.50%	11.80%
Flatworld Intermediate Corporation	1st lien senior secured term loan	Existing	$5,000	$5,000	5.50%	9.80%
	1st lien senior secured revolver	Existing	N/A	$400	5.50%	9.80%
Rotolo Consultants Inc	1st lien senior secured DDTL	Existing	N/A	$5,272	5.50%	9.80%
	1st lien senior secured revolver	Existing	N/A	$10,783	5.50%	9.80%
Synergi LLC	1st lien senior secured revolver	Existing	N/A	$2,250	7.45%	12.01%
ZRG Partners LLC	1st lien senior secured revolver	Existing	N/A	$168	5.50%	12.50%

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25 Important Information This presentation should be read in conjunction with the BDC's Form 10 - Q which was ﬁled with the U . S . Securities and Exchange Commission (“SEC”) on August 1 , 2025 , which summarizes certain ﬁnancial and performance information for the quarter ended June 30 , 2025 . Past performance is not indicative of future results . [ 1 ] “Working - Class Areas” refers to : i ) “Empowerment Zones”, as deﬁned in the Empowerment Zones and Enterprise Communities Act of 1993 , as amended ; ii) “Opportunity Zones”, as deﬁned in the U . S . Tax Cut and Jobs Act of 2017 , and/or areas targeted by a government entity for redevelopment or to revitalize or stabilize designated disaster areas ; and iii) low - and moderate - income (“LMI”) areas, as deﬁned under applicable Community Reinvestment Act (“CRA”) regulation as an individual income that is less than 80 % of the area median income (“AMI”) or a median family income that is less than 80 % in a census tract . AMI is deﬁned as the median family income for the metropolitan statistical area or metropolitan division, if applicable, or if the person or census tract is located outside of a metropolitan statistical area, the statewide non - metropolitan median family income . We may use the terms "LMI", "underserved" and “Working - Class" interchangeably . [ 2 ] National turnover includes private employee data from the U . S . Bureau of Labor Statistics (“BLS”) - Job Openings and Labor Turnover Survey for calendar year 2024 . Data is dated as of July 29 , 2025 . [ 3 ] PYMNTS & Lending Club, February 2025 . [ 4 ] National private sector retirement beneﬁts participation data is sourced from the BLS March 2024 National Compensation Survey . “Lower wage workers” refers to those earning less than 25 % of average wages . [ 5 ] Lafayette Square analysis of the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) database of BDC portfolio companies and Dun & Bradstreet data as of March 31 , 2025 . The Federal Financial Institutions Examination Council’s (“FFIEC”) deﬁnes middle to upper income as median family incomes making greater than 80 % of the area median income . “Middle market" is deﬁned as ﬁrms with revenue between $ 10 million and $ 1 billion . [ 6 ] Lafayette Square analysis of BDC portfolio companies in the EDGAR database, as of March 31 , 2025 . Cross investments includes all public and private BDCs ; fair value has been considered to calculate overlap in assets . [ 7 ] Portfolio company employment metrics shown are comprised of (1) KPI quarterly reporting data from 21 of 45 portfolio companies as of June 30 , 2025 ; and (2) data collected as of the BDC’s initial investment for the remaining portfolio companies who did not agree to provide quarterly census data . Corresponding employee metrics rely on feedback from our portfolio companies, the accuracy of which cannot be guaranteed and may be calculated differently by each company . [ 8 ] “Change Since Initial Investment Average” represents the average of all portfolio companies' change in turnover, medical care participation or retirement participation since the BDC's initial investment, otherwise known as deal close date, with the portfolio company . Where data wasn't available in the same quarter as the initial investment, the next available quarter's data was used . Percentages are based on 21 of 45 portfolio companies’ current human capital data made available to Lafayette Square . [ 9 ] Lafayette Square’s 2030 Goals (“Goal 2030 ”) to (1) increase employment opportunities (by helping businesses create and/or retain 100 , 000 Working - Class jobs, and 150 , 000 jobs overall), (2) provide signiﬁcant managerial assistance to small and middle - market companies (by incentivizing at least 50 % of our borrowers to adopt Worker Solutions®) and (3) encourage economic growth in Working - Class communities (by investing at least 50 % of our portfolio in borrowers who are either located in Working - Class communities or are substantial employers of Working - Class people . ) [ 10 ] Lafayette Square seeks to improve the retention, well - being, and productivity of employees by connecting portfolio companies with third - party service providers that deliver workplace beneﬁts and/or advisory support ("Third - Party Solution Providers") through Lafayette Square’s aﬃliated Worker Solutions® platform . Worker Solutions® inputs represent services offered by 4 of 8 Third - Party Solutions Providers adopted by Lafayette Square portfolio companies and HR policy changes implemented by portfolio companies . Please note that metrics regarding the use of the following Third - Party Service Providers have not been included : ( i ) Vault, due to services having not yet been utilized by workers ; (ii) Esusu , as services are currently offered only to an aﬃliated project of a Lafayette Square portfolio company and not to employees of the portfolio company ; and (iii) medZERO , Inc . services which are set to launch during Q 3 2025 for one portfolio company . [ 11 ] Cumulative savings through Sunny Day Fund Solutions, Inc . , a Third - Party Service Provider, represents 195 workers across three portfolio companies from a total of 2 , 290 workers that have access to the service . Sunny Day Fund was adopted by two additional portfolio companies during Q 2 2025 , with services set to be deployed during Q 3 2025 .

26 Important Information [ 12 ] Cumulative debt was prevented through the use of HoneyBee , a Third - Party Solution Provider, for 146 workers across two portfolio companies from a total of 1 , 790 workers with access to the service . Savings relative to high - cost lending products calculated by using the average payday loan APR (~ 400% ), average loan amount of $ 215 , and an assumed 5 - month repayment period (the average time it takes to repay payday loans) . https : //www . incharge . org/debt - relief/how - payday - loans - work/ [ 13 ] HR policy changes were implemented by three portfolio companies, resulting in 3 , 055 workers now having access to additional services resulting from those changes . [ 14 ] 45 workers have signed up for credit building services via rent reporting through Boom Pay, Inc . , a Third - Party Solution Provider, with a total of 555 workers having access to these services in one portfolio company . Credit building metrics from Esusu are not included, as services are currently offered only to a portfolio company’s affiliated project and not directly to employees of the portfolio company . [ 15 ] Seven workers of one portfolio company have participated in 52 1 : 1 ﬁnancial coaching sessions through TrustPlus , a Third - Party Solution Provider . [ 16 ] On June 27 , 2025 , the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $ 0 . 28 per share and a supplemental distribution in the amount of $ 0 . 07 per share . In the aggregate, the regular distribution and supplemental distribution represents an annualized distribution rate of approximately 9 . 4% [ 17 ] Lafayette Square rewards portfolio companies with an interest rate stepdown when they adopt services from Third - Party Solution Providers and/or implement policy changes to existing workplace beneﬁts (deﬁned as “Qualifying Human Capital Investments”) that we believe will enhance employee well - being and improve retention . As of June 30 , 2025 , we have rewarded a combined total of $ 237 , 671 through interest rate step down savings . Lafayette Square portfolio companies having adopted Qualifying Human Capital Investments have received a total of $ 361 , 612 in cumulative savings through interest rate step downs from the BDC in addition to other sources, including the Private Fund and other non - Lafayette Square lenders .  [ 18 ] Weighed Average Yield is only one component of expected performance and is not, and should not, be viewed as a statement of the future performance of the BDC . Yield of Assets in the portfolio is not indicative of the return or distribution rate received by investors . [ 19 ] Portfolio company employment metrics shown are comprised of 1 ) KPI quarterly reporting data from 21 of 45 portfolio companies as June 30 , 2025 ; and 2 ) data collected as of the BDC’s initial investment for the remaining portfolio companies who did not agree to provide quarterly census data . Corresponding employee metrics rely on feedback from our portfolio companies, the accuracy of which cannot be guaranteed and may be calculated differently by each company . [ 20 ] National median income data is from the U . S . Census Bureau’s 2022 American Community Survey . This is the most recent data available as of July 2025 . Median family income is used to calculate individual LMI per CRA guidelines . The metric is included at the national level to serve as a similar, but not exact, comparison . [ 21 ] Turnover rates are calculated by dividing the total amount of terminations, voluntary and involuntary, for the period by the average number of employees who worked during or received pay for the same period . National turnover includes private employee data from the BLS Job Openings and Labor Turnover Survey for the calendar year of 2025 . Data was extracted as of July 29 , 2025 . [ 22 ] Medical Care Benefits are plans that provide services or payments for services rendered in the hospital or by a qualified medical care provider . Participation is calculated from the unrounded percentage of workers who participate in the plan . 1 , 447 employees from portfolio companies who did not provide medical care benefits data to the Company were not included in this calculation . National private sector medical care and retirement benefits participation data are sourced from the BLS March 2024 National Compensation Survey . [ 23 ] Retirement Benefit plans includes defined benefit pension plans and defined contribution retirement plans . Participation is calculated from the unrounded percentage of workers who participate in the plan . 1 , 591 employees from portfolio companies who did not provide medical care benefits data to the Company were not included in this calculation . National private sector medical care and retirement benefits participation data are sourced from the BLS March 2024 National Compensation Survey .

Contact Us

Lafayette Square BDC Website
https://www.lafayettesquarebdc.com

Information
info@lafayettesquare.com

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